SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) January 4, 2000


                           COACHMEN INDUSTRIES, INC.
                           --------------------------
             (Exact name of registrant as specified in its charter)


    Indiana                         1-7160                      35-1101097
    -------                         ------                      ----------
(State or other              (Commission File Number)        (IRS Employer
jurisdiction of                                            Identification No.)
incorporation)


2831 Dexter Drive, Elkhart, Indiana                                 46514
--------------------------------------------------------------------------------
(Address of principal executive offices)                          (Zip code)


(Registrant's telephone number, including area code)       219-262-0123
                                                           ------------


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Item 5.  Other Events.

         On October 21, 1999, the Board of Directors of Coachmen Industries, Inc. (the "Company") adopted a Stockholder Rights Agreement to replace the current Stockholder Rights Agreement that will expire on February 15, 2000. On January 4, 2000, the Board of Directors of the Company designated January 12, 2000 as the Record Date for distribution of Rights under the successor Stockholder Rights Agreement.

         The Company will distribute by dividend one common share purchase right (each a "Right") on each outstanding common share, without par value (each a "Common Share"), of the Company. The distribution will be made to shareholders of-record on January 12, 2000 (the "Record Date"). The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and First Chicago Trust Company of New York, as Rights Agent (the "Rights Agent"). Except as set forth below, each Right will entitle the registered holder thereof to purchase from the Company one Common Share, at a purchase price of $75.00 per share (the "Purchase Price"), subject to anti-dilutive adjustments described below.

         The Rights will be represented by the Common Share certificates and will not be exercisable or transferable apart from the Common Shares until the earlier to occur of (i) ten days following a public announcement that a person or group of persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 20% or more of the outstanding Common Shares (the "Share Acquisition Date") or (ii) ten business days following the commencement of (or announcement of an intention to make) a tender offer or exchange offer if, upon consummation thereof, such person or group would be the beneficial owner of 20% or more of the outstanding Common Shares (the earlier of such dates being called the "Separation Date"). Until the Separation Date (or earlier redemption, exchange or expiration of the Rights), new Common Share certificates issued after the Record Date upon transfer or new issuance of Common Shares will contain a notation incorporating the Rights Agreement by reference. As soon as practicable following the Separation Date, separate certificates evidencing the Rights (the "Rights Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Separation Date. From and after the Separation Date, the separate Rights Certificates alone will evidence the Rights. The Rights will expire at the close of business on February 1, 2010 (the "Final Expiration Date") unless earlier redeemed or exchanged by the Company as described below.

         In the event that any person or group of persons becomes an Acquiring Person, each holder of a Right (other than the Acquiring Person, whose Rights will become null and void) will thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price, a number of Common Shares which at the time of such transaction would have a market value of two times the current Purchase Price.

         In the event that the Company is acquired in a merger or other business combination transaction or more than 50% of its assets or earning power is sold, each holder of a Right (other than the Acquiring Person, whose Rights will


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become  null and  void)  will  thereafter  have the right to  receive,  upon the exercise thereof at the then current Purchase Price, a number of common shares of the acquiring company which at the time of such transaction would have a market value of two times such Purchase Price.

         At any time after a person or group of persons become an Acquiring Person, the Board of Directors of the Company may exchange the Rights (other than the Rights owned by the Acquiring Person, which will become null and void), in whole or in part, at an exchange ratio of one Common Share per Right (subject to adjustment).

         At any time prior to a person or a group of persons becoming an Acquiring Person, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the "Redemption Price"). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon the effectiveness of the action of the Board of Directors of the Company ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

         The Purchase Price payable, and the number of Common Shares or other securities or property issuable, upon exercise of the Rights, are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Common Shares, (ii) upon the grant to holders of the Common Shares of certain rights or warrants to subscribe for Common Shares or convertible securities at less than the current market price of the Common Shares, or (iii) upon the distribution to holders of the Common Shares of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

         Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

         Prior to the time any person or group of persons becomes an Acquiring Person, the Company may amend the Rights Agreement in any manner without the approval of the holders of Rights. Following the time any person or group of persons becomes an Acquiring Person, the Company may amend the Rights Agreement without the approval of the holders of Rights in any manner that does not adversely affect the interests of the holders of Rights.

         A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A. A copy of the Rights Agreement is available free of charge from the Company, Financial Department, P.O. Box 3300, Elkhart, Indiana 46515. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by reference.

                                     * * *

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         Also, on October 28, 1999, the Company issued a press release  covering its earnings for the third quarter of 1999. A copy of the press release is attached as Exhibit 99.1.


Item 7.  Financial Statements and Exhibits.

(c) Exhibits.

       (99.1)  Press Release of Coachmen Industries, Inc. dated October 4, 1999.


SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934,the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                            COACHMEN INDUSTRIES, INC.



Date:  January 5, 2000                       /s/ Linda Wolfe
                                            ------------------------------
                                            Name:    Linda Wolfe
                                            Title:   Assistant Secretary


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                                  EXHIBIT INDEX

EXHIBIT
NUMBER            DESCRIPTION                                          PAGE NO.
------            -----------                                          --------


   99.1           Press Release dated October 28, 1999                      1